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                                     BYLAWS

                                       OF

                              FEDERAL SAVINGS BANK

                           (ADOPTED December 22, 1983)

                                   ARTICLE I.

                                 IDENTIFICATION

         SECTION 1.  NAME:  The name of the Bank is USAA FEDERAL SAVINGS
BANK.

         SECTION 2. REGISTERED OFFICE AND REGISTERED AGENT: The address of the registered office is USAA Building, 10750 IH-10 West San Antonio, Texas 78230. The name of the registered agent at that address is LARRY J. LANIE.

         SECTION 3. CORPORATE SEAL: The corporate seal, or any facsimile thereof, shall contain the following legend: USAA FEDERAL SAVINGS BANK, San Antonio, Texas.

         SECTION 4. FISCAL YEAR: The fiscal year of the corporation shall be the twelve month period beginning on January 1 and ending on December 31 of each year.

                                   ARTICLE II.

                               STOCK CERTIFICATES

         SECTION 1. All certificates of capital stock shall be signed by the President or a Vice President, and the Secretary, and shall be sealed with the corporate seal.




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         SECTION 2. Transfers of capital stock shall be made only on the books of the Company; and the old certificates, properly endorsed, shall be surrendered and cancelled prior to the issuance of a new certificate.

         SECTION 3. In the event of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof of such loss or destruction.

                                  ARTICLE III.

                              SHAREHOLDERS' ACTION

         SECTION 1. ANNUAL MEETING: The annual meeting of the shareholders shall be held once each fiscal year, on a date and at a place fixed by a majority of the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         SECTION 2. SPECIAL MEETINGS: Special meetings of shareholders of this corporation may be called by a majority of the Board of Directors or upon the written request of shareholders representing a majority of the capital stock of the Company, on a date and at a place fixed by the Board of Directors.

         SECTION 3. NOTICE OF MEETING - REQUIRED CONTENTS: A written or printed notice stating the place, day, and hour of the meeting and,in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, to each shareholder of record.


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         SECTION 4. NOTICE OF MEETINGS - WAIVER: The transacting of business at a meeting of shareholders, however called and noticed, is as valid as though had at a meeting duly held after regular call and notice, provided a quorum is present at such meeting, either in person or by proxy, and provided further, that either before or after the meeting each person entitled to vote, and not present in person or by proxy, signs a written waiver of notice to the holding of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meetings.

         SECTION 5. VOTING: Each shareholder shall be entitled to case one vote for each share of stock held in his name, which vote may be cast either in person or by proxy properly executed.

         SECTION 6. QUORUM: The presence, at any shareholders meeting, in person or by proxy, of persons entitled to vote a majority of the shares constitutes a quorum for the transaction of business.

                                   ARTICLE IV.

                             THE BOARD OF DIRECTORS

         SECTION 1.* NUMBER: There shall not be less than one nor more than nine directors, one of whom shall be the President of the Company. The number of directors for the ensuing year to be determined by the shareholders at each annual meeting.

         SECTION 2. ORGANIZATION: The President of USAA shall be the chairman of the Board and shall perform all the duties usually incident to such an office. The



-----------------
*  Amended 3/8/93 - See Exhibit II.


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Board of Directors shall** elect one or more vice chairman to serve in the absence of the Chairman.

         SECTION 3. ELECTION: At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Unless a director resigns or is disqualified, he shall hold office until his successor is elected and qualified.

         SECTION 4. VACANCIES: A vacancy in the Board of Directors may be filled by an affirmative vote of a majority of the remaining directors, even though less than a quorum is present. Each director, so elected, shall hold office for the unexpired term of his predecessor in office.

         SECTION 5. PLACE OF MEETINGS: Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

         SECTION 6. ANNUAL MEETING: The Board of Directors shall meet after the annual meeting of the shareholders for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind, to either old or new members of the Board for such meeting shall be necessary.

         SECTION 7. SPECIAL MEETING: Special meetings of the Board of Directors shall be held upon notice by letter, telegram, telephone or word of mouth, delivered not later than during the fifth (5th) day immediately preceding the day for such meeting. Notice may be waived in writing and attendance shall constitute a waiver of notice. Neither the business to be transacted at, nor the purpose of, any regular or special

----------------
** Amended 3/20/86 ("shall" was changed to "may") - See Exhibit I.


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meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 8. QUORUM: A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. REMOVAL: Any director or the entire Board of Directors may be removed from office, with or without cause, by a vote of the shareholders holding a majority of outstanding shares entitled to vote at any annual or special meeting of shareholders. In the event that any one or more directors are so removed, new directors may be elected at the same meeting.

         SECTION 10. COMMITTEES: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate three (3) or more directors to constitute an executive committee, which committee shall exercise all the authority of the Board in the management of the Corporation in the intervals between meetings of the Board. The executive committee shall be subject at all times to control of the Board of Directors.***

         The Board of Directors may create other committees as needed.

----------------
***  Added 5/4/94 (Section 11 added) - See Exhibit III.
     Amended 7/31/96 - See Exhibit V.


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                                   ARTICLE V.

                                  THE OFFICERS

         SECTION 1. NUMBER: The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person, except that the President and Secretary shall not be the same person. None of the officers, except the President, need be directors.

         SECTION 2. ELECTION AND TERM OF OFFICE: Officers of the Corporation shall be elected by the Board of Directors. Each officer, so elected, shall hold office until his successor is elected and qualified, or until his resignation, death or removal.

         SECTION 3. REMOVAL: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES: Any vacancy in any office because of resignation, death or removal, or any other cause, may be filled in the matter prescribed in these Bylaws under Section 2 of this Article for election or appointment to such office.

         SECTION 5. THE PRESIDENT: The President, who shall be chosen from the directors, shall have active, executive management of the operations of the Corporation, subject however, to the control of the Board of Directors.


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         SECTION 6. THE VICE PRESIDENT(S): The Vice President(s) shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws may require or as the Board of Directors may prescribe.

         SECTION 7. THE SECRETARY: The Secretary shall keep or cause to be kept in books provided for the purpose, the Minutes of the meetings of the shareholders, the Board of Directors, and the Executive Committee; shall see that all notices are duly given in accordance with the provisions in the Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of this Code of Bylaws; and, in general, shall perform all duties incident to the office Secretary and such other duties as may, from time to time, be assigned to the Secretary by the Board of Directors or by the President.

         SECTION 8. THE TREASURER: The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities and other valuables which come into possession by the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation. The Treasurer shall further at all meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation and shall perform such other duties as this


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Code of Bylaws may require or the Board of Directors may prescribe. The
Treasurer may be required to furnish good and sufficient bond determined by the Board of Directors.

         SECTION 9. SALARIES: The salaries of the offices shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

                                   ARTICLE VI.

                                 INDEMNIFICATION

         SECTION 1. Directors and officers of the Corporation shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation's request. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this section be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees and shall inure to the benefit of their heirs, executors, and administrators. The Corporation may purchase and maintain indemnity insurance with respect to any obligations hereunder to the full extent permitted by law.

                                  ARTICLE VII.


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                                   AMENDMENTS

         The power to alter, amend or repeal these Bylaws or adopt new Bylaws is vested in a majority of the Board of Directors, subject to the power of the shareholders to alter or repeal the same.****

----------------
****  Added 12/20/94 (Added Article VIII Section)  See Exhibit IV.


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                                                                       EXHIBIT I

                            USSA FEDERAL SAVINGS BANK

                               BOARD OF DIRECTORS

                                 MARCH 20, 1986

Present: Robert F. McDermott, Mahlon E. Gates, Richard W. Hagauer,
         E. Douglas Hodo, Larry J. Lanie

Absent:  James E. Olsson, Michael J.C. Roth

Guests:  David E. Fusco, William McCrae, James E. Wheeler

The USAA Federal Savings Bank Board of Directors meeting was called to order by General McDermott, Chairman. Minutes were presented to be the Board for approval. Upon motion duly made by General Gates and seconded by Mr. Hagauer, the minutes were approved.

After discussion upon motion duly made by Mr. Lanie and seconded by Mr. Hagauer, the following resolution was unanimously approved:

                  RESOLVED, that Article IV, Section 2, of the USAA Federal Savings Bank Bylaws be amended as follows:

                      Section 2. ORGANIZATION: The President of USAA shall be the Chairman of the Board and shall perform all the duties usually incident to such as office. The Board of Directors may elect one or more Vice Chairmen to serve in the absence of the Chairman.

After discussion upon motion duly made by General Gates and seconded by Mr. Hagauer, the following resolution was unanimously approved:

                  RESOLVED, that effective April 1, 1986, the following individuals will assume the duties and responsibilities of the offices listed below:

                  David E. Fusco        President and Chief Executive Officer

                  Larry J. Lanie        Executive Vice President and
                                        Chief Operating Officer


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                                                                      EXHIBIT II

                  APPROVED AT USAA FEDERAL SAVINGS ANNUAL
                  SHAREHOLDERS MEETING, 3/8/93

                            USAA FEDERAL SAVINGS BANK

Shareholders

Agenda Item 7a.

         RESOLVED, that Article IV, Section 1 of the Bylaws of USAA Federal Savings Bank be amended to read as follows:

                  ARTICLE IV.  THE BOARD OF DIRECTORS

                  SECTION I. NUMBER: There shall be not fewer than five nor more than fifteen directors, one of whom shall be the President of the Company. The number of directors for the ensuing year is to be determined by the shareholders at each annual meeting.


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                                                                     EXHIBIT III

                           AMENDMENT TO THE BYLAWS OF
                            USAA FEDERAL SAVINGS BANK

                   APPROVED AT THE ANNUAL SHAREHOLDERS MEETING
                                   MAY 4, 1994

RESOLVED, that the Bylaws of USAA Federal Savings Bank be amended by adding the following section:

         Article IV, THE BOARD OF DIRECTORS

         Section 11 - TERM AND AGE LIMITATIONS OF BOARD MEMBERS:

         The length of time each outside member of the Board of Directors (a director who receives fee compensation) may serve shall also be subject to the following limitations, consisting of the earlier of: (1) an annual appointment, consisting of a maximum of twelve one year terms, or (2) the attainment of age 70, effective with the annual meeting in the year of his/her 70th birthday.


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                                                                      EXHIBIT IV

                            USAA FEDERAL SAVINGS BANK

                                 SPECIAL MEETING
                                       OF
                                  SHAREHOLDERS

                                December 20, 1994

Present:          Robert T. Herres

Absent:           None

Others Present:   Michael D. Wagner

The special meeting of the USAA Federal Savings Bank Shareholders was called to order on Tuesday, December 20, 1994, at 9800 Fredericksburg Road, San Antonio, Texas, by Robert T. Herres, Chairman of USAA Capital Corporation.

Evidence was presented of a signed Waiver of Notice of Special Shareholders' Meeting, attached hereto as Exhibit A. Mr. Wagner stated that a list of shareholders was available for review upon request, and that 200,000 shares were represented. At this time, it was announced that a quorum was present and the meeting could continue.

Reports of Officers

None

New Business

Upon motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, that effective the date of approval by the Office of Thrift Supervision of the Bank's application for Trust Powers, that the Bylaws of USAA Federal Savings Bank be amended by adding the following section:

                                  ARTICLE VIII.
                                TRUST DEPARTMENT

         Section 1. TRUST DEPARTMENT: There shall be a department of the Bank known as the Trust Department which shall perform the fiduciary responsibilities of the Bank.


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         Section 2. TRUST COMMITTEE: There shall be a committee to be known as the Trust Committee consisting of the President and two or more other members to be appointed by the Board of Directors from the directors and advisory directors of the Bank, at least one of which shall be an outside director, with such members serving for such terms as may be designated by the Board, with the exception of the President, who shall be a permanent member of this Committee. This Committee shall have general supervision of the Trust Department of the Bank, shall have the right to determine the policies of the Trust Department, including the Trusts to be handled by the Bank and investments to be made of Trust funds and shall perform all such acts as have been or from time may be prescribed and authorized by the Board. In the event of any vacancy on the Committee for any cause, the Board may fill such vacancy by appointing another member to fill the unexpired term of such member.

         Section 3. EXECUTIVE TRUST OFFICER: There shall be an Executive Officer of this Bank whose duties shall be to manage, supervise and direct all the activities of the Trust Department under the direct supervision of the Bank's Chief Operating Officer. He shall do or cause to be done all thing necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and applicable regulations. He shall act pursuant to opinion of counsel where such opinion is deemed necessary. Options of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. Such officer shall be responsible for all assets and documents held by the Bank in connection with fiduciary matters. The Board may appoint such other officers of the Trust Department as it may deem necessary, with such duties as may be assigned.

         Section 4. TRUST INVESTMENT COMMITTEE: There shall be a Trust Investment Committee of this Bank appointed by the Board of Directors composed of three or more members, who shall be capable and experienced officers, directors or advisory directors of the Bank and other outside members as appointed by the Board of Directors; provided, however, that no officer or director who performs a credit or underwriting function in the Bank shall be a member of this Committee, and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon it. The Committee shall, promptly after the acceptance of any account for which the Bank has investment responsibilities, review the assets thereof to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such review, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

         Section 5. TRUST AUDIT COMMITTEE: The Board of Directors shall appoint a committee of three or more directors or advisory directors, exclusive of any active officers of the Bank, which shall at least once during each calendar year,


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         and within fifteen months of the last such audit, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the department has been administered in accordance with law, applicable regulations, and sound fiduciary principles. Members of this committee may also serve contemporaneously on the Board's Audit Committee.

         Section 6. TRUST DEPARTMENT FILES: There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         Section 7. TRUST INVESTMENTS: Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Bank a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

There being no further business, upon motion duly made and seconded, the meeting was adjourned.

/s/ Michael D. Wagner
----------------------------------------------
Michael D. Wagner
Assistant Secretary, USAA Capital Corporation


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                                                                       EXHIBIT V

                           AMENDMENT TO THE BYLAWS OF
                           USAA FEDERAL SAVINGS BANK

                   APPROVED AT THE BOARD OF DIRECTORS MEETING
                                 JULY 31, 1996

RESOLVED, that the Bylaws of USAA Federal Savings Bank be amended to read as follows:

         Article IV, THE BOARD OF DIRECTORS

         Section 11 - TERM AND AGE LIMITATIONS OF BOARD MEMBERS: The length of time each outside member of the Board of Directors (a director who receives fee compensation) may serve shall also be subject to the following limitations, consisting of the earlier of: (1) an annual appointment, consisting of a maximum of ten one-year terms, or (2) the attainment of age 70, effective with the annual meeting in the year of his/her 70th birthday.


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